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                                                              Exhibit (11)(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of Post-Effective Amendment No. 36 to the registration statement (No. 33-10327) on Form N-1A (the "Registration Statement) of our reports dated December 15, 2000 relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report of State Street Research Government Income Fund, State Street Research Strategic Income Plus Fund, State Street Research International Equity Fund and State Street Research Strategic Portfolios: Aggressive (each a series of State Street Research Financial Trust), which reports are also referenced in the Prospectuses. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectuses.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

February 27, 2001